UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2019

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting of Stockholders (the “Annual Meeting”) of Constellation Brands, Inc. was held on July 16, 2019.

(b)    At the Annual Meeting, the stockholders of the Company elected Jennifer M. Daniels, Jerry Fowden, Ernesto M. Hernandez, Susan Somersille Johnson, James A. Locke III, Daniel J. McCarthy, William A. Newlands, Richard Sands, Robert Sands, and Judy A. Schmeling as directors of the Company to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The other matters considered at the Annual Meeting were a proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2020; and a proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement dated May 23, 2019 and filed with the Securities and Exchange Commission on May 31, 2019 (the “Proxy Statement”). The final results of voting on each of the matters submitted to a vote of stockholders are as follows:

1.    Election of Directors.

At the Annual Meeting, the holders of the Class A Common Stock (the “Class A Stock”), voting as a separate class, elected the Company’s slate of director nominees designated to be elected by the holders of the Class A Stock, and the holders of the Class A Stock and the holders of the Company’s Class B Common Stock (the “Class B Stock”), voting together as a single class with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share, elected the Company’s slate of director nominees designated to be elected by the holders of the Class A Stock and the Class B Stock. The ten directors described above were elected by a plurality of the votes cast, as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Directors Elected by the Holders of Class A Stock (voting as a separate class):
Jerry Fowden	114,260,137	19,526,387	21,087,946
Ernesto M. Hernandez	127,777,949	6,008,575	21,087,946
Susan Somersille Johnson	127,768,565	6,017,959	21,087,946
Directors Elected by the Holders of Class A Stock and Class B Stock (voting together as a single class):
Jennifer M. Daniels	361,971,186	746,388	24,633,336
James A. Locke III	299,519,109	63,198,465	24,633,336
Daniel J. McCarthy	318,937,638	43,779,936	24,633,336
William A. Newlands	358,986,233	3,731,341	24,633,336
Richard Sands	355,191,701	7,525,873	24,633,336
Robert Sands	354,508,413	8,209,161	24,633,336
Judy A. Schmeling	303,647,759	59,069,815	24,633,336

2.    Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2020.

At the Annual Meeting, the holders of Class A Stock and the holders of Class B Stock, voting together as a single class with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share, ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2020, as set forth below:

Votes For:	385,403,226
Votes Against:	1,787,013
Abstentions:	160,671
Broker Non-Votes:	—

3.    Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

At the Annual Meeting, the holders of Class A Stock and the holders of Class B Stock, voting together as a single class with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share, approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement, as set forth below:

Votes For:	354,248,424
Votes Against:	8,145,679
Abstentions:	323,471
Broker Non-Votes:	24,633,336

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2019	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer